 As filed with the Securities and Exchange Commission on September 24, 1998.
                              File No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            ________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------
                            PSS WORLD MEDICAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

          FLORIDA                                              59-2280364
     (State or Other Jurisdiction of                       (I.R.S. Employer
     Incorporation or Organization)                       Identification Number)

                           4345 SOUTHPOINT BOULEVARD
                          JACKSONVILLE, FLORIDA 32216
                                 (904) 332-3000
(Address, including zip code, and telephone number of Principal Executive
                                   Offices)

                   AMENDED AND RESTATED DIRECTORS' STOCK PLAN
                            (Full Title of the Plan)

                                PATRICK C. KELLY
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                            PSS WORLD MEDICAL, INC.
                           4345 SOUTHPOINT BOULEVARD
                          JACKSONVILLE, FLORIDA  32216
                                 (904) 332-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ___________________

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                        PROPOSED           PROPOSED
      TITLE OF SECURITIES            AMOUNT TO           MAXIMUM            MAXIMUM            AMOUNT OF
       TO BE REGISTERED          BE REGISTERED(1)    OFFERING PRICE        AGGREGATE      REGISTRATION FEE(2)
                                                      PER SHARE(2)     OFFERING PRICE(2)
----------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value
 per share                        200,000 shares         $16.625          $3,325,000           $980.88
----------------------------------------------------------------------------------------------------------

(1) An aggregate of 400,000 shares of PSS Common Stock are available for issuance under the Amended and Restated Directors' Stock Plan (the "Plans"). The Registrant has previously filed a Registration Statements on Form S-8 with respect to 200,000 shares issuable under the Plans. This Registration Statement also covers any additional shares that may hereafter become issuable as a result of the adjustment and anti-dilution provisions of the Plans.
(2) Determined in accordance with Rule 457(h), the registration fee calculation is based on the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq National Market System on September 17, 1998.

           PART II.   INFORMATION REQUIRED IN REGISTRATION STATEMENT
           ---------------------------------------------------------


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The Registrant's Registration Statements on Form S-8 with respect to the Directors' Stock Plan filed with the Securities and Exchange Commission on March 14, 1995 (File No. 33-90464) and the Amended and Restated Directors' Stock Plan filed with the Securities and Exchange Commission on October 26, 1996 (File No. 333-15043) are hereby incorporated by reference.


ITEM 8.    EXHIBITS

     The exhibits included as part of this Registration Statement are as follows:

     Exhibit Number                    Description
     --------------                    -----------

         4(a)        Amended and Restated Articles of Incorporation, as
                     amended, of the Registrant (incorporated by reference from
                     Registrant's Current Report on Form 8-K, filed April 8,
                     1998)
         4(b)        Amended and Restated Bylaws of the Registrant
                     (incorporated by reference from Registrant's Annual Report on Form S-1, Registration No. 33-76580)
         5(a)        Opinion of Counsel to the Registrant
        23(a)        Consent of Counsel (included in Exhibit 5(a))
        23(b)        Consent of Arthur Andersen LLP
        23(c)        Consent of Ernst & Young LLP
        24(a)        Power of Attorney (included in Part II of this
                     Registration Statement)
        99(a)        Amended and Restated Directors' Stock Plan



                         (signatures on following page)

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, Florida, on September 23, 1998.


                       PSS WORLD MEDICAL, INC.


                       By:   /s/ Patrick C. Kelly
                             --------------------
                             Patrick C. Kelly
                             Chairman of the Board and Chief Executive Officer

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Patrick C. Kelly and David A. Smith, and either of them (with full power in each to act alone), as true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 18, 1998.

        Signature                        Capacity
        ---------                        --------

/s/ Patrick C. Kelly        Chairman of the Board, Chief Executive
-------------------------     Officer and Director (principal executive officer)
Patrick C. Kelly


/s/ David A. Smith          Vice President, Chief Financial Officer and Director
-------------------------     (principal financial and accounting officer)
David A. Smith


--------------------------  Director
Hugh M. Brown


--------------------------- Director
Charles R. Scott


/s/ T. O'Neal Douglas
--------------------------  Director
T. O'Neal Douglas


/s/ Donna C.E. Williamson   Director
--------------------------
Donna C.E. Williamson


--------------------------  Director
Delores Kesler


/s/ James L.L. Tullis       Director
--------------------------
James L.L. Tullis


/s/ Melvin L. Hecktman      Director
--------------------------
Melvin L. Hecktman


--------------------------  Director
Thomas G. Hixon